Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in the Registration Statement (Form S-8 No. 333-205600) pertaining to the Employee Share Purchase Plan of Endurance Specialty Holdings Ltd. of our report dated March 27, 2017, with respect to the financial statements of the Employee Share Purchase Plan of Endurance Specialty Holdings Ltd. included in this Annual Report (Form 11-K) for the year ended December 31, 2016.

/s/ Ernst & Young Ltd.

Hamilton, Bermuda
March 27, 2017